As filed with the Securities and Exchange Commission on November 16, 2009

Registration Statement No. 333-48100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-48100

EARTHLINK, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2511877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309

(Address of Principal Executive Offices) (Zip Code)

Bradley A. Ferguson
Chief Financial Officer

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

(404) 815-0770

(Name, address and telephone number, including area code of agent for service)

Copies to:

David M. Carter, Esq.

Troutman Sanders LLP

1001 Haxall Point

P.O. Box 1122

Richmond, Virginia 23219

(804) 697-1200

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-3 (the “S-3 Registration Statement”) of EarthLink, Inc. (the “Company”):

•                  File-No. 333-48100, filed October 17, 2000, registering 164,388 shares of the Company’s common stock, to be purchased on the exercise of warrants issued in connection with the Company’s purchase of OneMain.com, Inc.

Pursuant to the undertaking contained in Part II, Item 17(a)(3) of the S-3 Registration Statement, the Company is filing this post-effective amendment solely to deregister any and all securities previously registered under the S-3 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 16, 2009.

EARTHLINK, INC.
(Registrant)

By:	/s/ ROLLA P. HUFF
Name:	Rolla P. Huff
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ROLLA P. HUFF	Chairman of the Board and Chief Executive Officer	November 16, 2009
Rolla P. Huff	(principal executive officer)

/s/ BRADLEY A. FERGUSON	Chief Financial Officer	November 16, 2009
Bradley A. Ferguson	(principal financial and accounting officer)

/s/ SUSAN D. BOWICK	Director	November 16, 2009
Susan D. Bowick

/s/ S. MARCE FULLER	Director	November 16, 2009
S. Marce Fuller

/s/ TERRELL B. JONES	Director	November 16, 2009
Terrell B. Jones

/s/ DAVID A. KORETZ	Director	November 16, 2009
David A. Koretz

/s/ THOMAS E. WHEELER	Director	November 16, 2009
Thomas E. Wheeler

/s/ M. WAYNE WISEHART	Director	November 16, 2009
M. Wayne Wisehart